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                                  EXHIBIT 23.2










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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Application for Conversion of Pocahontas Federal Savings and Loan Association and Pocahontas Federal Mutual Holding Company, Inc. on Form AC of our report dated October 30, 1997, appearing in the Prospectus, which is part of this Application for Conversion.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Little Rock, Arkansas
December 18, 1997